Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Form S-8:

(1)File No. 333-287501 pertaining to the L.B. Foster Company 2025 Equity and Incentive Compensation Plan,
(2)File No. 333-279648 pertaining to the L.B. Foster Company 2022 Equity and Incentive Compensation Plan as Amended and Restated May 23, 2024,
(3)File No. 333-265362 pertaining to the L.B. Foster Company 2022 Equity and Incentive Compensation Plan,
(4)File No. 333-226502 pertaining to the L.B. Foster Company 401(k) and Profit Sharing Plan,
(5)File No. 333-226501 (as amended by Post-Effective Amendment No. 1) pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan, as Amended and Restated,
(6)File No. 333-211749 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan, as Amended and Restated,
(7)File No. 333-208812 pertaining to Chemtec Energy Services 401(k) Plan,
(8)File No. 333-180118 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan,
(9)File No. 333-159470 pertaining to the L.B. Foster Company Savings Plan for Bargaining Unit Employees,
(10)File No. 333-135002 (as amended by Post-Effective Amendment No. 1) pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan as Amended and Restated, and
(11)File No. 333-65885 pertaining to the L.B. Foster Company Voluntary Investment Plan, and Retirement Savings Plan for Non-Union Hourly Employees

of our reports dated March 5, 2026, with respect to the consolidated financial statements and schedule of L.B. Foster Company and subsidiaries and the effectiveness of internal control over financial reporting of L.B. Foster Company and subsidiaries included in this Annual Report (Form 10-K) of L.B. Foster Company and subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 5, 2026